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                                                                      Exhibit 23
                                                                      ----------

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (file numbers 333-35257, 333-35259, 333-38657 and 333-38659) pertaining to the 1997 Employee Stock Purchase Plan, the 1997 Director Stock Option Plan, the 1992 Long-Term Incentive Plan, and the 1997 Stock Incentive Plan of Peritus Software Services, Inc. of our report dated October 29, 1997, with respect to the financial statements of Millennium Dynamics, Inc. as of December 31, 1995 and 1996 and September 30, 1997 and for each of the two years ended December 31, 1996 and for the nine months ended September 30, 1997, included in the Peritus Software Services, Inc. Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on February 17, 1998.


                                                           /s/ Ernst & Young LLP
Cincinnati, Ohio
February 17, 1998